AMENDMENT TO MERGER AND REORGANIZATION AGREEMENT

     THIS AMENDMENT (the "Amendment"), dated as of November 1, 1998, is entered into between Global Telecommunication Solutions, Inc. ("GTS"), Centerpiece Communications, Inc. ("CCI") and J. Mark Rubenstein ("Rubenstein").

     WHEREAS, GTS, CCI, Rubenstein and CCI Acquisition Corporation entered into that certain Merger And Reorganization Agreement dated as of February 1, 1998 (the "Merger Agreement") pursuant to which CCI was merged with and into a wholly owned subsidiary of GTS (the "Merger"); and

     WHEREAS, simultaneous with the execution of this Amendment Rubenstein is entering into a transaction pursuant to which Rubenstein will convey the Promissory Note and the Stock Consideration he received in consideration of the Merger to a group of investors; and

     WHEREAS, simultaneous with the execution of this Amendment, Rubenstein is entering into an agreement terminating his Employment Agreement with GTS pursuant to which Rubenstein will no longer be employed by GTS in any capacity whatsoever; and

     WHEREAS, pursuant to Section 6.2 of the Merger Agreement, Rubenstein, on behalf of himself and his Affiliates, agreed to not compete with GTS for a period of four (4) years following the date of the Merger Agreement in any state of the United States of America (all as defined in the Merger Agreement); and

     WHEREAS, the parties desire to amend Section 6.2 of the Merger Agreement to narrow Rubenstein's non-compete agreement, all as more particularly provided herein;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follow:

     1. Section 6.2 of the Merger Agreement is hereby amended to read as follows:

     Section 6.2 Restrictive Covenant.

     (a) To assure that GTS will realize the value inherent in the transactions contemplated by this Agreement, the Stockholder agrees with GTS that neither the Stockholder nor any of his Affiliates (except for the Stockholder's performance under an Employment Agreement with GTS) nor any person or entity controlling, controlled by or in any common control with the Stockholder shall, directly or indirectly, for a period of one (1) year following the date of this Agreement in any state of the United States of America:

          (i) own, manage, operate, control or otherwise engage in a Competitive Business (as hereinafter defined);

          (ii) attempt to solicit or solicit the customers or facilities serviced by GTS (including, without limitation, those acquired by GTS hereunder and in connection with GTS' merger with Networks Around The World, Inc.) in connection with a Competitive Business; or

          (iii) attempt to solicit, solicit or employ any person employed or contracted by GTS (except Esther Hess and Bert Rubenstein) to leave their employment or not fulfill their contractual responsibility, whether or not the employment or contracting is full-time or temporary, pursuant to a written or oral agreement, or for a determined period or at will.

     As used in this Section 6.2, "Competitive Business" shall mean the design, development and/or marketing of prepaid telecommunications products, including, without limitation, prepaid phone cards, prepaid cellular products and services, prepaid dial tone and related services, or prepaid enhanced and/or prepaid interactive telecommunications services and/or products. Notwithstanding the foregoing or any other term of the Merger Agreement, as amended, Stockholder, any Affiliates and any person or entity controlling, controlled by or in common control with Stockholder may: (i) provide outside consulting services to third party individuals and/or entities that have not ordered prepaid products or services from GTS or any of its subsidiaries during the six (6) months immediately preceding November 1, 1998, regardless of the nature of the business activities in which such individuals or entities engage or to which such consulting services relate; and (ii) provide outside consulting services to any third party individuals and/or entities, regardless of the nature of the business activities in which such individuals or entities engage, as long as those consulting services do not relate to the design, development and/or marketing of prepaid telecommunications products. Nothing in the Merger Agreement, as amended, shall be interpreted as precluding any entity, including without limitation, Technology Law Group, LLC ("TLG"), from providing legal services to third party individuals and/or entities involved in a "Competitive Business" (it being understood that Stockholder may become a member of a consulting firm associated with TLG).

     (b) If Section 6.2(a) of this Agreement, as applied to the Stockholder or any other person, is adjudged by a court to be invalid or unenforceable, the same will in no way affect any other provision of that Section or any other part of this Agreement, the application of that provision in any other circumstances or the validity or enforceability of this Agreement. If any provision, or any part of any provision, is held to be unenforceable because of the duration of the provision or the geographic scope of the provision, the parties agree that the court making such determination will have the power to reduce the duration and/or geographic scope of the provision to the longest permissible duration and largest permissible geographic scope, and/or to delete specific words or phrases, and in its reduced form Section 6.2(a) will then be enforced.

     Because GTS will be  irreparably  damaged if the provisions of this Section
6.2 are not specifically enforced, GTS shall be entitled to an injunction restraining any violation or threatened violation of this Section 6.2, or any other appropriate decree of specific performance, without the necessity of showing any actual damage or that monetary damages would not provide an adequate remedy. Such remedies shall not be exclusive and shall be in addition to any other remedy which GTS may have as a result of any such violation. Nothing contained in this Section shall be construed as prohibiting GTS and its Affiliates from pursuing all other remedies available to them for a breach of the provisions of Section 6.2. The Stockholder further acknowledges and agrees that the covenants contained in Section 6.2 are necessary for the protection of the CCI's and Surviving Corporation's legitimate business interests, and are reasonable in scope and content.

     2. Except as set forth in Section 6.2 of the Merger Agreement as amended herein, Rubenstein shall have no continuing obligation under the Merger Agreement and is hereby released from all liability of any nature arising at any time under the Merger Agreement.

     3. Neither GTS, nor any of its subsidiaries, including without limitation CCI, shall have any continuing obligation under the Merger Agreement and each of GTS and its subsidiaries is hereby released from all liability of any nature arising at any time under the Merger Agreement.

     4. Unless otherwise amended by this Amendment, each of the provisions of the Merger Agreement shall remain in full force and effect. In the event of a conflict between a provision contained in this Amendment and a provision contained in the Merger Agreement, the provision contained in this Amendment shall prevail. All defined terms not defined in this Amendment, shall have the meaning ascribed in the Merger Agreement.

     5. In the event Rubenstein performs consulting services to third party entities/individuals as provided in Section 6.2 of the amended Merger Agreement, Rubenstein shall have the right to retain all earnings in connection with his consulting services.

     6. Each of the parties acknowledge and agree that simultaneous with the execution of this Amendment, Rubenstein shall deliver to the Company 47,891 shares of the Company's Common Stock which Rubenstein received as apart of the Merger in full consideration of Rubenstein's liability for the failure of Access Telecom, Inc. as provided in Section 8.1 of the Merger Agreement.

         IN WITNESS WHEREOF, the parties to this Amendment have caused this Amendment to be duly executed as of the date hereof.


                                   GLOBAL TELECOMMUNICATION SOLUTIONS, INC., a Delaware corporation

                                        /s/ Randy Cherkas
                                   By:  ________________________________
                                        Randy Cherkas


                                   CENTERPIECE COMMUNICATIONS, INC.,
                                     a New Jersey corporation

                                        /s/ Randy Cherkas
                                   By:  _________________________________
                                          Randy Cherkas


                                   STOCKHOLDER:


                                        /s/ J. Mark Rubenstein
                                   ________________________________________
                                         J. Mark Rubenstein